UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

AQUILA, INC.

(Name of Registrant as Specified In Its Charter)

PIRATE CAPITAL LLC
JOLLY ROGER FUND LP
JOLLY ROGER OFFSHORE FUND LTD
 JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
THOMAS R. HUDSON JR.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:
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On February 12, 2007, Thomas R. Hudson Jr. of Pirate Capital LLC (“Pirate Capital”) sent a letter on behalf of Pirate Capital and the funds that it manages to the shareholders of Aquila, Inc. (the “Company”) in the form of a press release. A copy of the press release is attached as Exhibit A.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY PIRATE CAPITAL, MR. HUDSON AND THE FUNDS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT ITS STOCKHOLDERS MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO PIRATE CAPITAL, MR. HUDSON AND THE FUNDS IN CONNECTION WITH ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING US AT PIRATE CAPITAL LLC, 200 CONNECTICUT AVENUE, NORWALK, CT 20549, PHONE NO. (203) 854-1100.

Jolly Roger Fund LP (the “Fund”) is the beneficial owner of 42,595 shares of common stock (“Shares”) of the Company. Pirate Capital is the general partner of the Fund. By virtue of its position as general partner of the Fund, Pirate Capital has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 42,595 Shares held by the Fund. By virtue of agreements with Jolly Roger Offshore Fund LTD (the “Offshore Fund”) and Jolly Roger Activist Portfolio Company LTD (the “Activist Fund”, and together with the Fund, the "Funds"), Pirate Capital has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 17,514,375 Shares held by the Offshore Fund and the Activist Fund. By virtue of his position as sole Manager of Pirate Capital, Thomas R. Hudson Jr. is deemed to have shared voting power and shared dispositive power with respect to all Shares as to which Pirate Capital has voting power or dispositive power. Accordingly, Pirate Capital and Mr. Hudson are deemed to have shared voting and shared dispositive power with respect to an aggregate of 17,556,970 Shares, constituting approximately 4.7% of the Shares outstanding. The principal address of each of Mr. Hudson, Pirate Capital and the Funds is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

Exhibit A - Press Release, dated February 12, 2007, of Pirate Capital LLC

Exhibit A

NEWS RELEASE

Pirate Capital Comments on Proposed Aquila, Inc. Transaction

NORWALK, Conn., February 12, 2007 (PRIMEZONE) -- Pirate Capital LLC, the beneficial owner of approximately -17.6 million shares of common stock in Aquila, Inc., urged today in a letter to all Aquila, Inc. shareholders that the shareholders express their concerns with respect to the proposed acquisition of Aquila, Inc. by Great Plains Energy and Black Hills Corporation, and ultimately vote against the deal.

Dear Fellow Aquila Shareholders,

As one of the largest shareholders of Aquila, owning approximately 4.7% of Aquila shares, we are extremely disappointed that the deal with Great Plains Energy and Black Hills Corporation was accepted by management. We do not believe that this acquisition offer reflects the full value for Aquila shares, and we urge all shareholders to vote against this deal. We are also concerned that Aquila’s management is entitled to generous severance packages despite the fact that the company has lost hundreds of millions of dollars in recent years. We strongly believe that this deal fails to maximize shareholder value, as evidenced by the additional losses to market cap when the deal was announced. In our view, the acquirers of Aquila are effectively stealing the business from Aquila shareholders.

We urge all shareholders to call, fax, or email Chairman and CEO Rick Green to express your concerns in an effort to have this deal nullified immediately. Mr. Green can be reached by phone at 816-467-3532, faxed at 816-467-3556, or emailed at rick.green@aquila.com. In addition, if you would like a more detailed explanation of the shortcomings of the proposed deal, please feel free to contact our investment analyst Peter Desloge at 203-854-1100 or peter@piratecapitalllc.com. If Great Plains Energy and Black Hills Corporation fail to revise their bid in a manner that is favorable to Aquila shareholders, we believe that Aquila must continue to operate as a stand alone company.

Sincerely,

/s/ Thomas R. Hudson Jr.

Thomas R. Hudson Jr.
Portfolio Manager

About Pirate Capital

Pirate Capital serves as the investment advisor to four event-driven hedge funds: Jolly Roger Fund LP, Jolly Roger Offshore Fund LTD, Jolly Roger Activist Fund LP and Jolly Roger Activist Fund LTD.  Assets under management by Pirate are in excess of $1.0 billion.  Pirate Capital is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940.

CONTACT:	Sitrick and Company, Inc.
Tom Becker
(212) 573-6100

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY PIRATE CAPITAL, MR. HUDSON AND THE FUNDS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT ITS STOCKHOLDERS MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO PIRATE CAPITAL, MR. HUDSON AND THE FUNDS IN CONNECTION WITH ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING US AT PIRATE CAPITAL LLC, 200 CONNECTICUT AVENUE, NORWALK, CT 20549, PHONE NO. (203) 854-1100.

Jolly Roger Fund LP (the “Fund”) is the beneficial owner of 42,595 shares of common stock (“Shares”) of the Company. Pirate Capital is the general partner of the Fund. By virtue of its position as general partner of the Fund, Pirate Capital has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 42,595 Shares held by the Fund. By virtue of agreements with Jolly Roger Offshore Fund LTD (the “Offshore Fund”) and Jolly Roger Activist Portfolio Company LTD (the “Activist Fund”, and together with the Fund, the "Funds"), Pirate Capital has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the 17,514,375 Shares held by the Offshore Fund and the Activist Fund. By virtue of his position as sole Manager of Pirate Capital, Thomas R. Hudson Jr. is deemed to have shared voting power and shared dispositive power with respect to all Shares as to which Pirate Capital has voting power or dispositive power. Accordingly, Pirate Capital and Mr. Hudson are deemed to have shared voting and shared dispositive power with respect to an aggregate of 17,556,970 Shares, constituting approximately 4.7% of the Shares outstanding. The principal address of each of Mr. Hudson, Pirate Capital and the Funds is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.